Exhibit 99.2
Reconciliations of non-GAAP financial measures
(All figures are rounded. Totals may not add up due to rounding)
Fiscal year (“FY”) 2009 adjusted diluted earnings per share from continuing operations (“EPS”)

Reported EPS	$4.73
Tax benefit (1)	$(0.08)
Litigation charge (2)	$0.11

Adjusted EPS	$4.76

(1)	Represents the tax benefit relating to various tax settlements in multiple jurisdictions.

(2)	Represents the charge relating to the pending settlement with the direct purchaser plaintiffs (which includes BD’s distributors) in the antitrust class actions.
FY 2010 adjusted EPS

Reported EPS	$4.90
Tax charge (1)	$0.04

Adjusted EPS	$4.94

(1)	Represents impact of non-cash charge related to health care reform impacting Medicare Part D reimbursements.

Fourth quarter FY2010 foreign currency-neutral EPS growth

Total
					Q4 FY2010		favorable	Foreign	Foreign
	Reported	Reported		Q4	impact of	Q4	foreign	currency	currency
	Q4	Q4	Change	FY2009	foreign currency	FY2010	currency	neutral	neutral growth
	FY2010	FY2009	($)	hedge gain	translation	hedge gain	impact	growth ($)	(%)
EPS	$1.24	$1.20	$0.04	($0.03)	$0.02	$0.03	0.02	$0.02	1.7%

FY2010 foreign currency-neutral EPS growth

				FY2009		FY2010		Total	Foreign	Foreign
				foreign		impact of		unfavorable	currency	currency
				currency	FY2009	foreign	FY2010	foreign	neutral	neutral
			Change	holding	hedge	currency	hedge	currency	growth	growth
	FY2010	FY2009	($)	gain	gain	translation	loss	impact	($)	(%)
Adjusted EPS	$4.94	$4.76	$0.18	$(0.09)	$(0.26)	$0.17	$(0.08)	$(0.26)	$0.44	9.2%